SUB-ITEM 77Q1(e)

THe DREYFUS/Laurel Funds trust

The Management Agreement between the Registrant and The Dreyfus Corporation, dated December 20, 2005, amended as of July 27, 2017 (relating to Dreyfus Emerging Markets Debt Local Currency Fund, Dreyfus Equity Income Fund, Dreyfus Global Equity Income Fund and Dreyfus International Bond Fund), is incorporated by reference to Exhibit (d)(6) of Post-Effective Amendment No. 217 to the Registration Statement on Form N-1A, filed on August 8, 2017.

The Sub-Investment Advisory Agreement dated April 26, 2007, amended as of July 27, 2017 (relating to Dreyfus Global Equity Income Fund), is incorporated by reference to Exhibit (d)(7) of Post-Effective Amendment No. 217.